EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Lehman Brothers Holdings Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Thomas A. Russo, Joseph Polizzotto and Jeffrey A. Welikson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-4 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such registration statement, for the registration of shares of Company Common Stock to be offered and sold in connection with the acquisition by the Company of Neuberger Berman Inc., in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Dated: August 11, 2003

Signature	Title

/s/ Richard S. Fuld, Jr.	Chief Executive Officer and Chairman of the Board of Directors (principal executive officer)

Richard S. Fuld, Jr.

/s/ David Goldfarb	Chief Financial Officer and Executive Vice President (principal financial and accounting officer)

David Goldfarb

/s/ Michael L. Ainslie	Director

Michael L. Ainslie

/s/ John F. Akers	Director

John F. Akers

/s/ Roger S. Berlind	Director

Roger S. Berlind

/s/ Thomas H. Cruikshank	Director

Thomas H. Cruikshank

/s/ Henry Kaufman	Director

Henry Kaufman

/s/ John D. Macomber	Director

John D. Macomber

/s/ Dina Merrill	Director

Dina Merrill